Exhibit 5.1

October 1, 2015

Cerecor Inc.
400 E. Pratt Street, Suite 606
Baltimore, Maryland 21202

RE:                           Cerecor Inc., Registration Statement on Form S-1 (Registration No. 333-204905)

Ladies and Gentlemen:

We have acted as counsel to Cerecor Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1 (as amended prior to be declared effective, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) referenced above.  The Registration Statement relates to the proposed offering and sale of up to 4,865,384 units (the “Units”), including those that may be purchased by the underwriters pursuant to an option to purchase additional units, each of which consists of (i) one share (the “Share”) of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), (ii) one Class A Warrant (the “Class A Warrant”) to purchase one share of Common Stock (the “Class A Warrant Share”) and (iii) one Class B Warrant (the “Class B Warrant” and together with the Class A Warrant, the “Warrants”) to purchase one-half share of Common Stock (the “Class B Warrant Share” and together with the Class A Warrant Share, the “Warrant Shares”).  The Class A Warrants will be issued and sold pursuant to the terms of the Class A Warrant Agreement and the Class B Warrants will be issued and sold pursuant to the terms of the Class B Warrant Agreement, each filed as exhibits to the Registration Statement (the “Class A Warrant Agreement” and the “Class B Warrant Agreement”, and collectively the “Warrant Agreements”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Certificate of Incorporation and Bylaws, the Warrant Agreements and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Units have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, (ii) the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable, (iii) the Warrants have been duly authorized by the Company and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (iv) the Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreements, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing.

The opinions expressed herein are limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any post-effective amendment to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP